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                                                                    EXHIBIT 23.5




                                 ERNST & YOUNG
                        10/F Tower 2, Gateway Building
                               25-27 Canton Road
                               Kowloon, Hong Kong



                        CONSENT OF INDEPENDENT AUDITORS




          We consent to the use of our report dated 25 August 1997, with respect to the consolidated financial statements of Dransfield China Paper Corporation in the Post-Effective Amendment No. 1 to Form F-1 Registration Statement for the registration of 338,428 shares of Common Stock, 946,004 Callable Common Stock Purchase Warrants, and 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants.





                                                     /s/ Ernst & Young

                                                     ERNST & YOUNG


          Hong Kong
          29 September 1997